Exhibit 99.1

ClearSign Technologies Corporation

Announces Third Quarter 2020 Results

Hosting call at 5pm ET (2pm PT)

SEATTLE, November 19, 2020 –ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the quarter ended on September 30, 2020.

“We had a very successful quarter in terms of setting up ClearSign for future growth,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We entered the quarter by announcing our collaborative partnership with Zeeco for process burners. As I’ve said before, we couldn’t have asked for a better partner. On the heels of that, we bolstered our balance sheet to give us ongoing flexibility. Most recently, we have been able to get boots on the ground in China to restart our boiler burner demonstrations. Our first sensor product, the ClearSign Eye™ is commercially ready and our sales team is seeking our first installations,” continued Dr. Deller. “Our initial process burner project is progressing well in testing, and we just announced another multi-burner order to execute for a major infrastructure company. We have a busy schedule for the coming weeks and months but we are very confident in our ability to deliver.”

Recent strategic and operational highlights during and subsequent to the third quarter 2020 include:

•	Received Multi-Unit Process Burner Order for Major Energy Infrastructure Company: The order is for three burners to be installed in an existing process heater at a California storage and transportation terminal. The burners were sold and will be installed by ClearSign's channel affiliate, California Boiler, who will be a subcontractor to the overall project management company, R. A. Nichols Engineering. ClearSign's technology was selected in place of traditional selective catalytic reduction (SCR) equipment that was originally earmarked for this project.

•	Announced Collaborative Alliance with Zeeco, Inc. to Develop a Joint Product Line of Process Burners: The parties expect to jointly develop, sell and supply a product line of best in class ultra-low NOx burners for the global oil processing and petrochemical industries by combining the Company's ClearSign Core™ technology with the engineering, global manufacturing and sales footprint of Zeeco. The agreement is contingent on a successful burner validation test at the Zeeco test facility. We expect the validation test to be completed in the near future.

•	Completed a Public Stock Offering: The Company completed an offering of 2,587,500 shares of its common stock at a public offering price of $2.00 per share. The total offering included 337,500 shares issued as a result of the underwriter's exercise in full of its over-allotment option. Gross proceeds to ClearSign from this offering were approximately $5,175,000.

•	Exercise in Full of the Purchase Right held by clirSPV LLC: Pursuant to the Purchase Right described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2020, clirSPV LLC, the Company’s largest shareholder, exercised the Purchase Right in full and purchased a total of 654,425 unregistered shares of common stock at a price of $2.00 per share for proceeds totaling approximately $1,309,000.

Cash, cash equivalents and short term investments were approximately $10,600,000 on September 30, 2020.

Shares outstanding at September 30, 2020 totaled 30,043,186.

The Company will be hosting a call at 5:00 PM ET today.  Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at  https://www.webcaster4.com/Webcast/Page/987/38741 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID 10149938. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial combustion and fuel safety systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

ClearSign Technologies Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Sales	$-	$-	$-	$-
Cost of goods sold including warranty adjustment (see note 5)	180,000	-	27,000	1,000
Gross profit (loss)	(180,000)	-	(27,000)	(1,000)
Operating expenses:
Research and development, net of grants	362,000	796,000	1,590,000	2,563,000
General and administrative	1,135,000	1,342,000	3,459,000	4,399,000
Total operating expenses	1,497,000	2,138,000	5,049,000	6,962,000
Loss from operations	(1,677,000)	(2,138,000)	(5,076,000)	(6,963,000)
Interest income, net	-	30,000	1,000	100,000
Net loss	$(1,677,000)	$(2,108,000)	$(5,075,000)	$(6,863,000)
Net Loss per share	$(0.06)	$(0.08)	$(0.19)	$(0.26)

Balance Sheets

(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$10,647,000	$8,552,000
	-	-
Contract assets	237,000	39,000
Prepaid expenses and other assets	438,000	391,000
Total current assets	11,322,000	8,982,000
Fixed assets, net, and other assets	480,000	675,000
Patents and other intangible assets, net	1,321,000	1,285,000
Total Assets	$13,123,000	$10,942,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$882,000	$845,000
Current portion of lease liabilities	174,000	177,000
Accrued compensation and taxes	504,000	226,000
Contract liabilities	48,000	50,000
	251,000	-
Total current liabilities	1,859,000	1,298,000
Long Term Liabilities:
Long term lease liabilities	293,000	418,000
Total liabilities	2,152,000	1,716,000
Stockholders' Equity:
Common stock, $0.0001 par value, 30,043,186 and 26,707,261 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	3,000	3,000
Additional paid-in capital	83,986,000	77,210,000
Accumulated deficit	(73,020,000)	(67,990,000)
Total stockholders' equity	10,969,000	9,223,000
Noncontrolling Interest	2,000	3,000
Total equity	10,971,000	9,226,000

Total Liabilities and Stockholders' Equity	$13,123,000	$10,942,000